Exhibit 99.77(c)

ITEM 77C – Matters Submitted to a Vote of Security Holders

1.

A special meeting of shareholders of ING Series Fund, Inc. was held on May 6, 2013 to elect 13 nominees to the Board of Trustees of ING Series Fund, Inc.

	For All	Withold All	For all Except	Broker non-vote	Total Shares Voted
Colleen D. Baldwin	198,020,231.751	13,594,478.735	0.000	0.000	211,614,710.486
John V. Boyer	198,066,017.723	13,548,692.763	0.000	0.000	211,614,710.486
Patricia W. Chadwick	198,000,747.773	13,613,962.713	0.000	0.000	211,614,710.486
Albert E. DePrince, Jr.	197,948,547.154	13,666,163.332	0.000	0.000	211,614,710.486
Peter S. Drotch	197,948,721.038	13,665,989.448	0.000	0.000	211,614,710.486
J. Michael Earley	197,947,891.418	13,666,819.068	0.000	0.000	211,614,710.486
Martin J. Gavin	198,054,232.037	13,560,478.449	0.000	0.000	211,614,710.486
Russell H. Jones	197,982,022.307	13,632,688.179	0.000	0.000	211,614,710.486
Patrick W. Kenny	197,976,609.073	13,638,101.413	0.000	0.000	211,614,710.486
Shaun P. Mathews	198,041,053.562	13,573,656.924	0.000	0.000	211,614,710.486
Joseph E. Obermeyer	198,018,011.381	13,596,699.105	0.000	0.000	211,614,710.486
Sheryl K. Pressler	197,945,308.067	13,669,402.419	0.000	0.000	211,614,710.486
Roger B. Vincent	197,921,969.844	13,692,740.642	0.000	0.000	211,614,710.486

The proposal passed.

2.

A special meeting of shareholder of ING Core Equity Research Fund was held on May 6, 2013 to 1) approve a new investment advisory agreement for the fund with ING Investments prompted by the IPO, and to approve, under certain circumstances, any future advisory agreements prompted by change of control events that occur as part of the separation plan; 2) approve a new investment sub-advisory agreement between ING Investments and ING IM prompted by the IPO, and to approve, under certain circumstances, any future advisory agreements prompted by change of control events that occur as part of the separation plan; and 3) approve a modification to the current manager-of-managers policy to permit ING Investments, subject to prior approval by the Board, to enter into and materially amend agreements with wholly owned sub-advisers without obtaining the approval of such fund's shareholders.

Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Broker non-vote	Total Shares Voted
1	11,177,147.275	804,183.705	992,696.034	4,285,615.380	17,259,642.394
2	11,122,860.556	850,493.079	1,000,673.878	4,285,614.881	17,259,642.394
3	10,661,103.287	1,380,298.313	982,625.914	4,285,614.880	17,309,642.394

The proposals did not pass, and the meeting was adjourned to June 6, 2013.

3.

A special meeting of shareholders of ING Corporate Leaders 100 Fund was held on May 6, 2013 to 1) approve a new investment advisory agreement for the fund with ING Investments prompted by the IPO, and to approve, under certain circumstances, any future advisory agreements prompted by change of control events that occur as part of the separation plan; 2) approve a new investment sub-advisory agreement between ING Investments and ING IM prompted by the IPO, and to approve, under certain circumstances, any future advisory agreements prompted by change of control events that occur as part of the separation plan; and 3) approve a modification to the current manager-of-managers policy to permit ING Investments, subject to prior approval by the Board, to enter into and materially amend agreements with wholly owned sub-advisers without obtaining the approval of such fund's shareholders.

Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Broker non-vote	Total Shares Voted
1	12,411,691.975	483,955.876	459,911.193	4,769,848.437	18,125,407.481
2	12,392,214.901	487,399.078	475,945.065	4,769,848.437	18,125,407.481
3	12,163,919.651	741,716.526	449,922.867	4,769,848.437	18,125,407.481

The proposals did not pass, and the meeting was adjourned to June 6, 2013.

4.

A special meeting of shareholders of ING Large Cap Growth Fund was held on May 6, 2013 to 1) approve a new investment advisory agreement for the fund with ING Investments prompted by the IPO, and to approve, under certain circumstances, any future advisory agreements prompted by change of control events that occur as part of the separation plan; 2) approve a new investment sub-advisory agreement between ING Investments and ING IM prompted by the IPO, and to approve, under certain circumstances, any future advisory agreements prompted by change of control events that occur as part of the separation plan; and 3) approve a modification to the current manager-of-managers policy to permit ING Investments, subject to prior approval by the Board, to enter into and materially amend agreements with wholly owned sub-advisers without obtaining the approval of such fund's shareholders.

Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Broker non-vote	Total Shares Voted
1	4,034,522.795	17,514.814	32,083.490	1,211,057.739	5,295,178.838
2	4,034,522.795	21,670.600	27,927.704	1,211,057.739	5,295,178.838
3	4,003,795.164	63,643.374	16,682.311	1,211,057.989	5,295,178.838

The proposals passed.

5.

A special meeting of shareholders of ING Small Company Fund was held on May 6, 2013 to 1) approve a new investment advisory agreement for the fund with ING Investments prompted by the IPO, and to approve, under certain circumstances, any future advisory agreements prompted by change of control events that occur as part of the separation plan; 2) approve a new investment sub-advisory agreement between ING Investments and ING IM prompted by the IPO, and to approve, under certain circumstances, any future advisory agreements prompted by change of control events that occur as part of the separation plan; and 3) approve a modification to the current manager-of-managers policy to permit ING Investments, subject to prior approval by the Board, to enter into and materially amend agreements with wholly owned sub-advisers without obtaining the approval of such fund's shareholders.

Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Broker non-vote	Total Shares Voted
1	9,006,281.258	204,986.970	321,819.279	2,845,823.702	12,378,911.209
2	8,989,725.102	219,186.302	324,175.853	2,845,823.952	12,378,911.209
3	8,851,725.397	372,173.068	309,188.542	2,845,824.202	12,378,911.209

The proposals did not pass, and the meeting was adjourned to June 6, 2013.

6.

A special meeting of shareholders of ING SMID Cap Equity Fund was held on May 6, 2013 to 1) approve a new investment advisory agreement for the fund with ING Investments prompted by the IPO, and to approve, under certain circumstances, any future advisory agreements prompted by change of control events that occur as part of the separation plan; 2) approve a new investment sub-advisory agreement between ING Investments and ING IM prompted by the IPO, and to approve, under certain circumstances, any future advisory agreements prompted by change of control events that occur as part of the separation plan; and 3) approve a modification to the current manager-of-managers policy to permit ING Investments, subject to prior approval by the Board, to enter into and materially amend agreements with wholly owned sub-advisers without obtaining the approval of such fund's shareholders.

Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Broker non-vote	Total Shares Voted
1	3,363,563.693	153,281.621	191,857.975	744,617.435	4,453,320.724
2	3,341,794.659	163,101.293	203,807.337	744,617.435	4,453,320.724
3	3,266,099.271	243,615.342	198,988.676	744,617.435	4,453,320.724

The proposals did not pass, and the meeting was adjourned to June 6, 2013.

7.

A special meeting of shareholders of ING Capital Allocation Fund was held on May  6, 2013 to 1) approve a new investment advisory agreement for the fund with ING Investments prompted by the IPO, and to approve, under certain circumstances, any future advisory agreements prompted by change of control events that occur as part of the separation plan; 2) approve a new investment sub-advisory agreement between ING Investments and ING IM prompted by the IPO, and to approve, under certain circumstances, any future advisory agreements prompted by change of control events that occur as part of the separation plan; and 3) approve a modification to the current manager-of-managers policy to permit ING Investments, subject to prior approval by the Board, to enter into and materially amend agreements with wholly owned sub-advisers without obtaining the approval of such fund's shareholders.

Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Broker non-vote	Total Shares Voted
1	5,843,111.438	406,077.643	645,243.181	1,413,397.824	8,307,830.086
2	5,851,753.148	403,101.974	639,576.890	1,413,398.074	8,307,830.086
3	5,714,711.037	596,861.106	582,860.369	1,413,397.574	8,307,830.086

The proposals did not pass, and the meeting was adjourned to June 6, 2013.